Exhibit 10-B

WEIS MARKETS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective January 1, 2005

ARTICLE 1. PURPOSES

1.01 Purposes.

The purposes of the Weis Markets, Inc. Supplemental Executive Retirement Plan (“Plan”) are to permit select members of management and highly compensated employees to defer current compensation which cannot be redirected into the Company’s 401(k) Plan, and to further supplement retirement benefits payable under the qualified retirement plans of the Company.  This Plan is designed to provide retirement benefits and salary deferral opportunities because of the limitations imposed by the Internal Revenue Code and the Regulations implemented by the Internal Revenue Service.

The Plan is intended to be an unfunded deferred compensation arrangement for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act and is intended to comply with Section 409A of the Internal Revenue Code.

1.02 Effective Date.

The Plan was originally established effective January 1, 1994.  This document sets forth the terms of the Plan as amended and restated effective as of January 1, 2005 to comply with the requirements of Section 409A of the Code.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 2. DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT

2.01 Definitions.

As used herein, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context:

Account means the deferred compensation account maintained for each Participant in accordance with Article 6 and which includes the following subaccounts:

(a)	Compensation Deferral Account means the portion of the Participant's Account attributable to Compensation Deferrals, and the earnings thereon.

(b)	Employer Discretionary Account means the portion of the Participant's Account attributable to Employer Discretionary Credits, and the earnings thereon.

(c)	Employer Matching Account means the portion of the Participant's Account attributable to Employer Matching Credits, and the earnings thereon.

(d)	Employer Profit-Sharing Account means the portion of the Participant's Account attributable to Employer Profit-Sharing Credits, and the earnings thereon.

(e)	ESOP Account means the portion of the Participant’s Account attributable to ESOP Credits, and the earnings thereon.

Beneficiary means the person or persons or the estate of a Participant entitled to receive benefits under this Plan in the event of the Participant’s death.

Board of Directors means the Weis Markets, Inc. Board of Directors.

Committee means the Weis Markets, Inc. Retirement Committee.

Company means Weis Markets, Inc. its successors, and any organization into which or with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred.

Compensation means remuneration from the Company reportable on IRS Form W-2, together with any salary reduction contributions under this Plan, the 401(k) Plan or any cafeteria plan under Section 125 of the Internal Revenue Code.

Compensation Deferrals means the portion of a Participant’s Compensation that has been deferred pursuant to the Plan.

Executive means any member of management of the Company.

ESOP means the Weis Markets, Inc. Stock Bonus Plan, as in effect through December 31, 2006.

401(k) Plan means the Weis Markets, Inc. Retirement Savings Plan, as it may be amended from time to time, and any successor plan.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

Participant means an Executive who is participating in the Plan.

Participating Employer means Weis Markets, Inc., and any of its participating subsidiaries or affiliated companies authorized by the Board of Directors or the Committee to participate in this Plan.

Plan means the Weis Markets, Inc. Supplemental Executive Retirement Plan described in this instrument, as it may be amended from time to time.

Profit Sharing Plan means the Weis Markets, Inc. Profit Sharing Plan, as it may be amended from time to time, and any successor plan.

Retirement Age A Participant will have reached Retirement Age if he or she terminates service after attaining either

(a)	“Normal Retirement Age” under the Profit Sharing Plan – age 65; or

(b)	Effective on and after January 1, 2008, “Early Retirement Age” under the Profit Sharing Plan – age 60 and completing at least 5 years of service.

Termination of Service or similar expression means the termination of the Participant’s employment from the Weis Markets Controlled Group within the meaning of Code Section 409A and the regulations thereunder.

Total Disability or Totally Disabled.  A Participant will be considered to be Total Disabled if he or she meets one of the following requirements:

(a)
The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(b)
The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of a Participating Employer.

(c)	The Participant is determined to be totally disabled by the Social Security Administration.

Weis Markets Controlled Group means the Participating Employers and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes a Participating Employer and any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with a Participating Employer.

2.02 Gender and Number.

Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 3. ELIGIBILITY AND PARTICIPATION

3.01 Eligibility.

Only Executives selected by the Committee shall be eligible to participate in this Plan.

3.02 Participation.

An Executive, after having been selected for participation by the Committee, shall continue to participate until his employment with a Participating Employer terminates, or such earlier date as of which the Committee suspends his participation.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 4. DEFERRAL OF COMPENSATION

4.01 Election to Defer Compensation.

A Participant may elect to defer receipt of Compensation as follows:

(a)
General Rule.  Except as otherwise provided in this Section, an election to defer receipt of Compensation for services to be performed during a calendar year must be made no later than the December 31 preceding the calendar year during which the Participant will perform services.

(b)
First Year of Eligibility.  In the case of the first year in which an Executive becomes eligible to participate in the Plan, an initial deferral election must be made not later than thirty (30) days after the date the employee becomes eligible to participate in the Plan.  Such election shall apply only with respect to compensation paid for services to be performed subsequent to the election.

This paragraph will not apply to an Executive who is a participant in any other account balance deferred compensation plans maintained by any member of the Weis Markets Controlled Group which is required to be aggregated with this Plan under Code Section 409A.

4.02 Amount of Compensation Deferral.

A Participant may elect to defer receipt of up to 50% of his Compensation for a calendar year.

4.03 Election of Form of Payment of Retirement Distribution.

(a)
A Participant may elect to have the amounts credited to his or her Account for a particular Plan Year, and any earnings thereon, distributed following his Termination of Service at or after Retirement Age in one of the following methods:  a lump sum, installments over a period of five (5) years, or installments over a period of ten (10) years.  Notwithstanding the foregoing, such election shall be subject to the special Code Section 409A transition rules set forth in Section 13.14 below.

(b)	Such election shall be made each year at the same time the Participant makes the deferral election in accordance with Section 4.01 for that Plan Year.

(c)
If the Participant does not make a distribution election with respect to a particular Plan Year, then he or she will be deemed to have elected to receive amounts credited to his or her Account for that year in a single lump sum payment.

4.04 Cancellation of Deferral Election.

(a)	The Committee may permit a Participant to cancel a deferral election during a calendar year if it determines either of the following circumstances has occurred:

(i)
The Participant has an “unforeseeable emergency” as defined in Section 7.01 below or a hardship distribution (pursuant to Treasury Regulation §1.401(k)-1(d)(3)) from a 401(k) plan sponsored by a Participating Employer.  If approved by the Committee, such cancellation shall take effect as of the first payroll period next following approval by the Committee.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

(ii)
The Participant incurs a disability.  If approved by the Committee, such cancellation shall take effect no later than the end of the calendar year or the 15th day of the third month following the date Participant incurs a disability.  Solely for purposes of this clause (ii), a disability refers to any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

(b)
If a Participant cancels a deferral election during a calendar year, he or she will not be permitted to make a new deferral election with respect to Compensation relating to services performed during the same calendar year.

4.05 General Rules Applicable to Elections.

Elections under this Article 4 shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Committee.  Except as otherwise provided in this Plan, the elections made by a Participant with respect to Compensation Deferrals for a calendar year shall become irrevocable as of the last date on which such election can be made for the calendar year pursuant to this Article 4.

4.06 Compensation Deferral Account.

(a)
The amount of Compensation deferred by a Participant shall be credited to the Participant’s Compensation Deferral Account as soon as possible following the date such Compensation  would, but for the Participant’s deferral election, be payable to the Participant.

(b)	The Compensation Deferrals, and the earnings thereon, credited to the Participant’s Compensation Deferral Account shall be immediately 100% vested and nonforfeitable at all times.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 5. EMPLOYER CREDITS

5.01 Profit-Sharing Credits.

(a)
As of each date the Company makes a contribution under the Profit Sharing Plan, the Company shall credit each eligible Participant with the amount, if any, that would have been allocated to the Participant’s Profit Sharing Plan account if

(i)	he had not been excluded from participation in the Profit Sharing Plan,

(ii)	the Company had increased its Profit Sharing Plan contribution by the amount of the Participant’s allocation, and

(iii)	the Internal Revenue Code provisions limiting his Profit Sharing Plan allocation did not apply.

(b)	A Participant shall not be eligible to have Employer Profit-Sharing Credits credited to his or her Account for a Plan Year unless

(i)	the Participant has completed at least one year of service (as defined in the Profit Sharing Plan); and

(ii)
the Participant is continuously employed by a Participating Employer as an active employee during the entire Plan Year (or if shorter, during the portion of the Plan Year commencing as of the date he or she was first designated as eligible to participate in the Plan).

5.02 ESOP Credits for Plan Years Ending Prior to January 1, 2007.

(a)
As of each date the Company makes a contribution to the ESOP for plan years ending on or before December 31, 2006, the Company shall credit each eligible Participant with the amount, if any, that would have been allocated to the Participant’s ESOP account if

(i)	he had not been excluded from participation in the ESOP,

(ii)	the Company had increased its ESOP contribution by the amount of the Participant’s allocation, and

(iii)	the Internal Revenue Code provisions limiting his ESOP allocation did not apply.

(b)	A Participant shall not be eligible to have ESOP Credits credited to his or her Account for a Plan Year unless

(i)	the Participant has been completed at least one year of service (as defined in the ESOP); and

(ii)
the Participant is continuously employed by a Participating Employer as an active employee during the entire Plan Year (or if shorter, during the portion of the Plan Year commencing as of the date he or she was first designated as eligible to participate in the Plan).

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

5.03 Employer Matching Credits.

(a)
As of each December 31 of each plan year for which the Company makes an employer matching contribution under the 401(k) Plan, the Company shall credit each eligible Participant with the amount, if any, that would have been allocated to the Participant's Employer Matching Contribution account under the 401(k) Plan if

(i)
he had not been excluded from eligibility to receive an Employer Matching Contribution under the 401(k) Plan because he was a highly compensated employee who held the title vice president or above with respect to the Company as of any day in the plan year on or before the allocation date;

(ii)	he contributed the amount that he actually contributed to the 401(k) Plan during the plan year;

(iii)	he received compensation during the plan year equal to compensation as that term is defined in the 401(k) Plan; and

(iv)	the Company made the employer matching contribution under the 401(k) Plan employer matching contribution formula on an annual basis as of December 31.

(b)	A Participant shall not be eligible to have Employer Matching Credits credited to his or her Account for a Plan Year unless

(i)	the Participant has completed at least one year of service (as defined in the 401(k) Plan); and

(ii)
the Participant is continuously employed by a Participating Employer as an active employee (A) during the entire Plan Year (or if shorter, during the portion of the Plan Year commencing as of the date he or she was first designated as eligible to participate in the Plan) or (B) during the Plan Year until his or her death, Total Disability, or Retirement Age.

5.04 Employer Discretionary Credits.

The Board of Directors, in its sole discretion, may at any time approve the crediting of additional amounts to the Account(s) of one or more Participants.

5.05 Vesting of Employer Credits.

(a)
Vesting of Employer Profit-Sharing Account, Employer Matching Account, and ESOP Account.  Except as provided in paragraph (c) and subject to Article 9, the amounts credited to a Participant’s Employer Profit-Sharing Account, Employer Matching Account and ESOP Account shall become vested to the extent his or her Profit Sharing Plan account is vested (or would have been vested if he had not been excluded from the Profit Sharing Plan).

(b)
Vesting in Employer Discretionary Account.  Except as provided in paragraph (c) and subject to Article 9, the amounts credited to a Participant’s Employer Discretionary Account shall become vested in accordance with such vesting schedule and requirements as may be adopted by the Committee.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

(c)	Vesting Upon Change of Control. All participants shall be vested fully in their Account values in the event of a Change of Control of the Company.

For purposes of this Section, “Change of Control” means

(i)
acquisition of the beneficial ownership of at least 51% of the voting securities of Weis Markets, Inc. by any individual or other person or group of persons who have agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; or

(ii)
any merger or consolidation of Weis Markets, Inc., or transfer of all or substantially all of its assets to a buyer, in which stockholders of Weis Markets, Inc. before such merger, consolidation or transfer do not own more than 51% of the outstanding voting power of the surviving entity following such transaction.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 6. PARTICIPANT ACCOUNTS

6.01 Participants’ Accounts.

The Company shall establish and maintain a separate memorandum account in the name of each Participant.  Such account shall be credited or charged with (a) the Participant’s Compensation Deferrals, if any; (b) Employer Profit-Sharing Credits, if any; (c) Employer Matching Credits, if any; (d) Employer Discretionary Credits, if any; (e) income, gains, losses, and expenses of investments deemed held in such account; and (f) distributions from such account.

6.02 Investment of Accounts.

(a)
The amount credited to a Participant’s Account shall be deemed to be invested and reinvested in life insurance, annuities, mutual funds, stocks, bonds, securities, and any other assets or investment vehicles, as may be selected by the Committee in its sole discretion.

(b)
A Participant, by electing to participate in this Plan, agrees on behalf of himself or herself and his or her designated beneficiaries, to assume all risk in connection with any increase or decrease in value of the investments that are deemed to be held in his or her account.  Each Participant further agrees that the Committee and the Participating Employers shall not in any way be held liable for any investment decisions or for the failure to make any investments by the Committee.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 7. DISTRIBUTION

7.01 Distribution From Compensation Deferral Account in Event of Unforeseeable Emergency.

Effective on and after January 1, 2007, the Committee, in its sole discretion, may permit a payment to be made to a Participant at any time from his or her Compensation Deferral Account prior to Termination of Service in the event of an “unforeseeable emergency”.  Distributions because of an unforeseeable emergency shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(a)
For purposes of this Section, an “unforeseeable emergency” is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152(a)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

(b)
The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i)	through reimbursement or compensation by insurance or otherwise;

(ii)	by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(iii)	by cancellation of Compensation Deferrals under the Plan.

7.02 Distribution Following Termination of Service.

(a)
Termination of Service Prior to Retirement Age.  In the event that a Participant Terminates Service prior to attaining his or her Retirement Age for any reason other than death or becoming Totally Disabled, the vested balance credited to his or her Account will be distributed to the Participant in a single lump sum during the calendar year following the calendar year in which the Participant’s Termination of Service occurs.

Notwithstanding the foregoing, in no event shall payment to a Participant who is a “specified employee” within the meaning of Code Section 409A on the date of his or her Termination from Service commence earlier than the end of the six (6) month period following the date of such termination.

(b)
Termination of Service At or After Retirement Age.  In the event that a Participant Terminates Service at or after attaining his or her Retirement Age for any reason other than death or becoming Totally Disabled, the vested balance credited to his or her Account will be distributed to the Participant in the form or forms of payment elected by the Participant pursuant to Section 4.03, subject to the following rules:

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

(i)	Distribution in a single lump sum payment will be made during the calendar year following the calendar year in which the Participant’s Termination of Service occurs.

Notwithstanding the foregoing, in no event shall payment to a Participant who is a “specified employee” within the meaning of Code Section 409A on the date of his or her Termination from Service commence earlier than the end of the six (6) month period following the date of such termination.

(ii)
The first annual installment shall be based on the value of the Account as of the December 31st next following the event occasioning such distribution.  Each subsequent annual installment shall be paid as soon as practicable after the annual anniversary of such initial valuation date, based on the value of the affected Account as determined at the applicable subsequent valuation date.  Each annual installment shall be determined by dividing the value of the affected Account, determined in accordance with the foregoing, by the number of annual installments due and not yet distributed.

(iii)	Each annual installment payment shall be treated as a separate payment for purposes of Code Section 409A.

(iv)	Notwithstanding the foregoing, if the balance credited to the Participant’s Account as of the valuation date is less than $50,000, then distribution will be made in a single lump sum payment.

7.03 Total Disability or Death

Notwithstanding anything in this Plan to the contrary –

(a)
Prior to Commencement of Payment.  In the event a Participant becomes Totally Disabled or dies at any time prior to the commencement of payment under this Article 7, then the balance credited to the Account will be distributed in a single lump payment to the Participant or his or her designated beneficiary (as the case may be) as soon as administratively practicable following the date on which the Participant is determined to be Totally Disabled or submission of proof of death satisfactory to the Committee, as applicable.

(b)
After Payment Commences.  In the event a Participant becomes Totally Disabled or dies at any time after the commencement of payment under this Article 7, then the balance credited to the Account will be distributed in a single lump payment to the Participant or his or her designated beneficiary (as the case may be) as soon as administratively practicable following the date on which the Participant is determined to be Totally Disabled or submission of proof of death satisfactory to the Committee, as applicable.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 8. BENEFICIARY

8.01 Beneficiary Designation.

Each Participant shall designate a Beneficiary to receive benefits under the Plan in the event of his death by completing a Beneficiary designation form furnished by the Committee.  A Participant may change his Beneficiary designation by submitting to the Committee another Beneficiary designation form.  However, no change of Beneficiary shall be effective until acknowledged in writing by the Company.

8.02 Proper Beneficiary.

If no designated Beneficiary survives the Participant, the value of the Participant’s Account shall be paid to the Participant’s surviving spouse, or if none, to the Participant’s issue per stirpes, or if none, to the Participant’s estate.  If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated.  However, any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

8.03 Minor or Incompetent Beneficiary.

In making any payments to or for the benefit of any minor or incompetent Beneficiary, the Committee, in its sole and absolute discretion, may cause distribution to be made to a legal or natural guardian or relative of a minor or incompetent.  Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides.  The receipt by a guardian, relative or other person shall be a complete discharge to the Company with respect to the payment.  Neither the Committee nor the Company shall have any responsibility to see to the proper application of any payment so made.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 9. FORFEITURE OF BENEFITS

9.01 Forfeiture or Discontinuation of Benefits.

Notwithstanding anything in this Plan to the contrary, if the Committee, in its sole discretion, determines that

(c)	the Participant’s employment with a Participating Employer has been terminated for Cause, or

(d)
the Participant is engaged in any business or practice or become employed in any position, which the Committee, in its sole discretion, deems to be in competition with the services provided by the Company, then the Committee may cause the Participant’s entire interest in benefits attributable to his or her Employer Matching Account, Employer Profit-Sharing Account, ESOP Account and Employer Discretionary Account to be forfeited and discontinued, or may cause the Participant’s payments of benefits under the Plan to be limited or suspended for such other period the Committee finds advisable under the circumstances, and may take any other action and seek any other relief the Committee, in its sole discretion, deems appropriate.

9.02 Definition of Cause.

“Cause” means the Participant’s fraud, dishonesty, or willful violation of any law or significant policy of the Participating Employer that is committed in connection with the Participant’s employment by or association with a Participating Employer.  Whether a Participant has been terminated for Cause shall be determined by the Committee.

Regardless of whether a Participant’s employment initially was considered to be terminated for any reason other than Cause, the Participant’s employment will be considered to have been terminated for Cause for purposes of this Plan if the Committee subsequently determines that the Participant engaged in an act constituting Cause.

9.03 Determination by Committee.

The decision of the Committee shall be final.  The omission or failure of the Committee to exercise this right at any time shall not be deemed a waiver of its right to exercise such right in the future.  The exercise of discretion will not create a precedent in any future cases.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 10. ADMINISTRATION OF THE PLAN

10.01 Committee.

The Plan shall be administered by the Committee.  The Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law.  Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

(a)	To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;

(b)	To interpret the Plan and to decide all questions, including questions of fact, concerning the Plan;

(c)	To determine the eligibility of any person to participate in the Plan, and to determine the amount and the recipient of any payments to be made under the Plan;

(d)	To designate and value any investments deemed held in the Accounts;

(e)	To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

(f)	To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

10.02 Delegation of Duties.

The Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan.  The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Committee, in good faith in reliance upon any opinions or reports furnished to it by any such experts or other persons.

10.03 Expenses.

All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the Plan shall be paid by the Participating Employers, or at the discretion of the Committee, shall be charged against such assets as are deemed to be investments under the Plan pursuant to Article 6.

10.04 Indemnification of Committee Members.

The Participating Employers agree to indemnify and to defend to the fullest extent permitted by law any person serving as a member of the Committee, and each employee of a Participating Employer or any of their affiliated companies appointed by the Committee to carry out duties under this Plan, against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

10.05 Liability.

To the extent permitted by law, neither the Committee nor any other person shall incur any liability for any acts or for any failure to act except for liability arising out of such person’s own willful misconduct or willful breach of the Plan.

10.06 Expenses of the Committee and Plan Costs.

The expenses of administering the Plan, including the printing of literature and forms related thereto, the disbursement of benefits thereunder, and the compensation of administrative organizations, agents, consultants, actuaries, or counsel shall be paid by the Participating Employers.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 11. CLAIMS PROCEDURE

11.01 Written Claim.

The value of a Participant’s Account shall be paid in accordance with the provisions of this Plan and any applicable Deferral Agreement.  The Participant or Beneficiary shall make a written request for benefits under this Plan.  This written claim shall be mailed or delivered to the Committee.

11.02 Denied Claim.

If the claim is denied in full or in part, the Committee shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, the Plan provisions on which it is based, any additional material or information that is necessary, and explanation of the steps to be taken if a review of the denial is desired.

11.03 Review Procedure.

If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Committee in writing within sixty (60) days after receipt of the written notice of denial (a claim shall be deemed denied if the Committee does not take any action within the aforesaid ninety (90) day period).  In requesting a review, the Participant (or Beneficiary) may review the Plan document and other pertinent documents, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

11.04 Committee Review.

The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if a hearing is not held) or within sixty (60) days after the hearing if one is held.  The decision shall be written and shall state the specific reasons for the decision, including reference to specific provisions of this Plan, on which the decision is based.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 12. NATURE OF COMPANY’S OBLIGATION

12.01 Company’s Obligation.

The Company’s obligations under this Plan shall be unfunded.

12.02 Creditor Status.

Any assets which the Company may acquire or set aside to help cover its financial liabilities are and must remain general assets of the Company subject to the claims of its creditors.  Neither the Company nor this Plan gives the Participant any beneficial ownership interest in any asset of the Company.  All rights of ownership in any such assets are and remain in the Company and Participants and their Beneficiaries shall have only the rights of general creditors of the Company.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

ARTICLE 13. MISCELLANEOUS

13.01 Acceleration of Payments Permitted Under Code Section 409A.

Notwithstanding anything in this Plan to the contrary, the Committee may, its discretion, accelerate the payment of all or a portion of a Participant’s vested Account balance prior to the time specified in this Plan to the extent such acceleration is permitted by Section 1.409A-3(j)(4) of the Treasury regulations.  Such permitted accelerations shall include payments to comply with domestic relations orders, payments to comply with conflicts of interest laws, payment of employment taxes, payment upon income inclusion under Code Section 409A, and/or such other circumstances as are permitted by the regulations.

13.02 Right to Withhold Taxes.

The Participating Employers shall have the right to withhold such amounts from any payment under this Plan as it determines necessary to fulfill any federal, state, or local wage or compensation withholding requirements.

13.03 No Right to Continued Employment.

Neither the Plan, nor any action taken under the Plan, shall confer upon any Participant any right to continuance of employment by the Company or any of its affiliated companies nor shall it interfere in any way with the right of the Company or any of its affiliated companies to terminate any Participant’s employment at any time.

13.04 Unclaimed Benefit.

Each Participant shall keep the Committee informed in writing of his or her current address and the current address of his or her beneficiary.  The Committee shall not be obligated to search for the whereabouts of any person.  If the location of a Participant is not made known to the Committee within three (3) years after the date on which payment of the Participant’s Account may first be made, payment may be made as though the Participant had died at the end of the three (3) year period.  If, within one additional year after such three (3) year period has elapsed, or, within three years after the actual death of a Participant, the Committee is unable to locate any designated beneficiary of the Participant, then the Participating Employers shall have no further obligation to pay any benefit hereunder to such Participant or beneficiary or any other person and such benefit shall be irrevocably forfeited.

13.05 Suspension Of Payments.

If any controversy, doubt or disagreement should arise as to the person to whom any distribution or payment should be made, the Committee, in its discretion, may, without any liability whatsoever, retain the funds involved or the sum in question pending settlement or resolution to the Committee’s satisfaction of the matter, or pending a final adjudication by a court of competent jurisdiction.

13.06 Severability.

The provisions of the Plan are severable.  If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, then the remainder of the provision and the Plan, except to such extent or in such application, shall not be affected, and each and every provision of the Plan shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

13.07 No Other Agreements or Understandings.

This Plan represents the sole agreement between the Participating Employers and Participants concerning its subject matter, and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between or among the parties concerning its subject matter.

13.08 Written Notice.

Any notice which shall or be or may be given under the Plan or a Deferral Agreement shall be in writing and shall be mailed by United States mail, postage prepaid.  If notice is to be given to the Committee, such notice shall be addressed to 1000 South Second Street, Sunbury, Pennsylvania  17801, and marked for the attention of the Committee, or if notice to a Participant, addressed to the address shown on the Participant’s Deferral Agreement.

13.09 Change of Address.

Any Participant or the Committee may, from time to time, change the address to which notices shall be mailed by the other by giving written notice of a new address.

13.10 Amendment and Termination.

The Company retains the sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or in part at any time.  This right includes the right to make retroactive amendments.  However, no exercise of this right shall reduce the Account of any Participant or his Beneficiary.

13.11 Nontransferability.

Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized  by the Company.  Neither the Participant, his spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or maintenance, owed by the Participant or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.  Notwithstanding the foregoing, the Company shall pay benefits in accordance with a qualified domestic relations order as defined in the Employee Retirement Income Security Act of 1974, and benefits payable under the Plan may be applied by the Company to discharge obligations of the Participant, his Beneficiary or estate to the Company.

13.12 Applicable Law.

This Plan shall be governed by the laws of the United States, and to the extent permitted thereby by the laws of the Commonwealth of Pennsylvania.

13.13 Titles.

Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005

13.14 Code Section 409A Transition Rules.

Notwithstanding anything in the Plan to the contrary, the following, to the extent permitted by the Committee and Code Section 409A, on or prior to December 31, 2008, a Participant may make a new election with respect to the form of payment of the Account in accordance with the following rules:

(a)
An election to change the form of payment of payment made on or after January 1, 2005 and on or before December 31, 2005 may apply only to amounts that would not otherwise be payable in 2005 and may not cause an amount to be paid in 2005 that would not otherwise be payable in 2005;

(b)
An election to change the form of payment of payment made on or after January 1, 2006 and on or before December 31, 2006 may apply only to amounts that would not otherwise be payable in 2006 and may not cause an amount to be paid in 2006 that would not otherwise be payable in 2006;

(c)
An election to change the form of payment of payment made on or after January 1, 2007 and on or before December 31, 2007 may apply only to amounts that would not otherwise be payable in 2007 and may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007; and

(d)
An election to change the form of payment of payment made on or after January 1, 2008 and on or before December 31, 2008 may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.

Weis Markets, Inc.
Supplemental Executive Retirement Plan
As amended and restated effective 1/1/2005